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                                                                   EXHIBIT 10.20


                                    GUARANTEE

         THIS GUARANTEE, dated as of December 30, 1997 (this "Agreement"), is entered into by Pioneer Natural Resources USA, Inc., a Delaware corporation ("Pioneer USA"). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS:

         A. Pioneer USA is a wholly-owned subsidiary of Pioneer Natural Resources Company, a Delaware corporation ("Pioneer").

         B. As of the date hereof, Pioneer has assumed the obligations of Pioneer USA with respect to that certain Indenture, dated as of April 12, 1995, as supplemented from time to time (the "Indenture"), between Pioneer USA (formerly Mesa Operating Co., as successor to Parker & Parsley Petroleum Company) and The Chase Manhattan Bank, a New York banking association, as trustee, pursuant to which Pioneer USA has issued $150,000,000 in aggregate principal amount of 87/8% Senior Notes Due 2005 and $150,000,000 in aggregate principal amount of 8 1/4% Senior Notes Due 2007 (collectively, the "Debt Securities").

         NOW, THEREFORE, in consideration of the assumption by Pioneer of all obligations with respect to the Indenture and the Debt Securities, Pioneer USA hereby agrees as follows:

                                    ARTICLE 1
                                    GUARANTEE

         1.1 Guarantee. Pioneer USA hereby unconditionally guarantees to each Holder of Debt Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Debt Securities or the obligations of Pioneer thereunder, that: (a) the principal of, premium, if any, and interest on the Debt Securities shall be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest, if any, on any premium and interest on the Debt Securities, if lawful, and all other obligations of Pioneer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Debt Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Pioneer USA shall be obligated to pay the same immediately.

         1.2 Continuing Guarantee; Release. This is a continuing guarantee and shall remain in full force and effect and shall be binding upon Pioneer USA and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of Pioneer's obligations under the Debt Securities and the Indenture and shall inure to the benefit of the Trustee and the Holders of Debt Securities and their successors and assigns and, in the event of any transfer or



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assignment of rights by any Holder of Debt Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Pioneer USA shall be released and relieved of any obligations under this Agreement upon release or other termination of both (A) that certain Guaranty, dated as of December 18, 1997, by Pioneer USA with respect to the Amended and Restated Credit Facility Agreement (Primary Facility), dated as of December 18, 1997 (the "Primary Agreement"), among Pioneer, NationsBank of
Texas, as administrative agent, CIBC Inc., as documentation agent, Morgan Guaranty Trust Company of New York, as documentation agent, The Chase Manhattan Bank, as syndication agent, the co-agents signatory thereto, and the other lenders signatory thereto, and (B) that certain Guaranty, dated as of December 18, 1997, by Pioneer USA with respect to the Amended and Restated Credit
Facility Agreement (364-Day Facility), dated as of December 18, 1997 (the "364-Day Agreement" and together with the Primary Agreement, the "United States Credit Agreement"), among Pioneer, NationsBank of Texas, as administrative agent, CIBC Inc., as documentation agent, Morgan Guaranty Trust Company of New York, as documentation agent, The Chase Manhattan Bank, as syndication agent, the co-agents signatory thereto, and the other lenders signatory thereto (the foregoing guarantees being referred to herein as the "United States Credit Facility Guarantees"). Any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of the United States Credit Facility shall not be deemed a release or other termination of the United States Credit Facility Guarantees if Pioneer USA provides a guarantee or guarantees with respect to such refinancing, refunding, extension, renewal or replacement in substantially the same form, and on substantially the same terms, as the United States Credit Facility Guarantees.

                                    ARTICLE 2
                                  MISCELLANEOUS

         2.1 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         2.2 Severability. If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.



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         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                                       PIONEER NATURAL RESOURCES USA, INC.



                                       By:    /s/ M. GARRETT SMITH
                                            -----------------------------------
                                              M. Garrett Smith
                                              Senior Vice President - Finance






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